LEASE

THIS LEASE is made and entered into as of this 28 day of January, 1994, by and between PATRICK E. QUINN and MAX L. FULLER ("Lessor") and U.S. XPRESS ENTERPRISES, INC. ("Lessee"). In consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.  PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term hereof and any renewals, at the rental, and upon all of the conditions set forth herein that certain real property situated in the County of Canadian, State of Oklahoma, as described in Exh ibit A attached hereto and made a part hereof. As used herein, the term "Premises" refers to the real property above described and to any buildings or improvements located thereon from time to time during the term hereof and any renewals.

2.  TERM.

2.1 Term. The initial term of this Lease shall be for five (5) years commencing on March 1, 1994 ("Commencement Date") and ending on February 28, 1999 ("Termination Date") unless sooner terminated pursuant to any provision hereof. As used herein, the expression "term hereof" and "term of this Lease" refers to such initial term and to any renewal (s) thereof as hereinafter provided.

2.2 Option to Renew. Lessor hereby grants to Lessee the right and option to renew this Lease for four (4) periods of three (3) years each on the same terms and conditions as set forth in this Lease, but at the adjusted rental as set forth in subparagraph 3.2 below. Each option shall be deemed to have been automatically exercised by Lessee unless Lessee gives to Lessor, on or before ninety (90) days prior to the expiration of the then existing term, a written notice that Lessee declines to exercise said option.

2.3 Early Possession. If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the Termination Date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

3.   RENT.

3.1 Initial Rent. Lessee shall pay to Lessor as rent for the Premises, monthly payments of $20,800.00 in advance, on the first day of each month of the term hereof. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

3.2 Rental Adjustment. On each anniversary date of the Commencement Date throughout the term hereof, the monthly rental payments shall be increased by 5% of the monthly rental payment in effect during the last month of the immediately preceding twelve-month period.

3.3 Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, other than those set forth in subparagraphs 3.1 and 3.2 shall be in addition to rent.

1

4.  USE AND CONDITION OF PREMISES.

4.1 Use. The Premises shall be used and occupied only for the purposes of a warehouse and trucking and distribution business or any other use which is reasonably comparable and for no other purpose. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance. No use shall be made or permitted to be made of the Premises, or acts done, which w ill cause a cancellation of any insurance policy covering any building or improvement located on the Premises, or any part thereof, nor shall Lessee sell, or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies covering such Premises. Lessee shall, at its sole cost, comply with all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of insurance, as herein provided, covering any building or improvement at any time located on the Premises.

4.2 Condition of Premises. Lessee has inspected and accepts the Premises in its "as is" condition.

4.3 Compliance with Law. Lessee shall, at Lessee's sole expense, comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term hereof or any part of the term hereof, affecting the Premises, including, but not limited to all state, federal and local environmental laws and regulations, such as CERCLA an d RCRA, the breach of which might result in any penalty to Lessor, forfeiture of any right to claim payment of any investigation or remediation expense from any fund maintained for such purpose, or forfeiture of Lessor's title to the Premises.

5.  MAINTENANCE, REPAIRS AND ALTERATIONS.

5.1 Lessee's Obligations. Lessee shall, at its sole expense, keep in good order, condition and repair the Premises and every part thereof, structural and non-structural, whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, an y prior use, the elements or the age of such portion of the Premises.

5.2 Surrender. On the last day of the term hereof, or any earlier termination, Lessee shall surrender the Premises to the Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment.

5.3 Lessor's Riqhts and Obligations. If Lessee fails to perform Lessee's obligations under this Paragraph 5, or under any other provision of this Lease, Lessor may, at its option but not as its sole remedy, enter, or cause another person or entity to enter, upon the Premises after ten (10) days prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof, together with interest thereon at the maximum rate then allowed by law, shall become due and payable by Lessee to Lessor together with Lessee's next rental installment. It is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair or maintain the Premises or any building or improvement thereon or the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of the Lessee. Lessee expressl y waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

2

5.4 Alterations and Additions.

(a) Lessee shall not make any material alterations, improvements, or additions in, on or about the Premises without Lessor's prior written consent. Lessor may condition its consent on such work being completed by contractors or mechanics approved by Lessor. Should Lessee make any alterations, improvements, or additions without the prior written approval of Lessor, Lessor may require that Lessee remove any or all of the same. Lessee shall in no event make any alterations, improvements, or additions of any kind to the Premises or any building or improvement thereon that will decrease the value of such building or improvement, or that will adversely affect the structural integ rity of such building or improvement. Prior to commencing any work that will cost in excess of $10,000.00, Lessee shall furnish Lessor, on demand, with a good and sufficient surety bond insuring the completion of such work and the payment of all bills therefor and naming Lessor as additional obligee. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein.

(b) Unless Lessor requires their removal, all alterations, improvements, or additions on or about the Premises, shall become property of the Lessor and remain upon and surrendered with the Premises at the expiration of the term hereof. Notwithstanding the foregoing, Lessee's machinery and equipment, other than that which is fixed to the Premises such that it cannot be removed without material damage to the Premises, shall remain property of the Lessee.

6.  INSURANCE.

6.1 Liability Insurance. Lessee shall, at Lessee's expense, obtain and keep in force throughout the term of this Lease combined single limit insurance for bodily injury and property damage in an amount not less than $2 million per occurrence. Such insurance shall name Lessor as an additional insured and specifically insure Lessee against all liability assumed by it hereunder, as well as all liability imposed by law, including but not limited to any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, and shall insure both Lessor and Lessee, but shall be so endorsed as to create the same liability on the part of the insurer as though separate policies had been written for Lessor and Lessee. The policy shall insure performance by Lessee of the indemnity provisions herein. The limits of said insurance shall not, however, limit the liability of the Lessee hereunder.

6.2 Property Insurance. Lessee shall, at all times during the term of this Lease and at Lessee's sole expense, obtain a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood ( in the event same is required by a lender having a lien on the Premises), and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for a payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises granted by Lessor as their interest may appear. If the Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same, at the expense of the Lessee. If such insurance coverage has a deductible clause, Lessee shall be liable for such deductible amount. In addition, Lessee shall insure its fixtures, equipment and tenant improvements.

3

6.3 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B+ or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall deliver to Lessor copies of policies of such insurance or certificates evidencing the existence and amo unts of such insurance with loss payable clauses as required by this Paragraph 6. No such policy shall be cancelable or modified except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof, or Lessor may, at Lessor's sole option, order such insurance and charge the cost thereof to Lessee. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to herein. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to herein, then Lessee shall solely bear the expense of such cost or, at Lessor's sole option, forthwith reimburse Lessor for any additional premiums paid by Lessor attributable to any act or omission or operation of Lessee causing such increase in the cost of insurance.

7.  INDEMNIFICATION AND NON-LIABILITY OF LESSOR.

7.1 Indemnity. Lessee shall indemnify, protect, defend, and hold completely harmless Lessor from and against any and all liabilities, losses, suits, claims, judgments, fines, fees, expenses, or demands, of whatsoever kind or character, including all reasonable costs for investigation in defense thereof (including but not limited to attorneys' fees, court costs, and expert fees), of any nature wh atsoever arising out of or incident to this Lease and/or the use or occupancy of the Leased Premises or relating to the Leased Premises, including the injury or death of any person or damage to any property, any environmental matter (including but not limited to expert, investigation and/or remediation costs and expenses of any site remediation required or requested under RCRA, CERCLA or any other state or federal law or regulation), or any acts or omissions of Lessee's officers, agents, employees, contractors, subcontractors, licensees, or invitees, regardless of where the injury, death, damage, or other liability may occur, unless such injury, death, damage, or other liability is caused by the sole negligence of Lessor, its agents, employees, or contractors. Lessee, upon notice from Lessor, shall defend all claims, actions, or proceedings brought against Lessor at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

7.2 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the Premises, nor shall Lessor be liable for injury to Lessee, Lessee's employees, agents or contractors regardless of the cause of such damage or injury and regardless of whether such damage or injury results from conditions arising upon the Premises, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee, nor shall Lessor be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

7.3 Survivability. This Paragraph 7 shall survive the expiration or early termination of this Lease.

4

8.  DAMAGE OR DESTRUCTION.

8.1 Damage to and Destruction of Premises. Except as provided for herein, the substantial or catastrophic damage, less than substantial or catastrophic damage, total destruction, or partial destruction of any building or other improvement which is a part of the Premises shall not release Lessee from any obligation hereunder, including Lessee's obligation to pay rent, and in case of such damage t o or destruction of any such building or improvement, Lessee shall, at its own expense, promptly repair and restore the same to a condition as good or better than that which existed prior to such damage or destruction. Without limiting such obligations of Lessee, it is agreed that the proceeds of any insurance covering such damage or destruction shall be made available for such repair or replacement. However, in the event of substantial or catastrophic damage to the Premises, caused by the act or neglect of Lessor, a reasonable portion of the obligations under the Lease based upon the extent of the damage shall be abated until the Premises are restored to a useable condition.

8.2 Waiver. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

9.  REAL PROPERTY TAXES AND ASSESSMENTS.

9.1 Taxes. Lessee shall pay and discharge as they become due, promptly and before delinquency, all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises, or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged, or imposed, or which may become a lien or charge on or against the land hereby demised, or any part thereof, the leasehold of Lessee herein, the Premises described herein, any building or buildings, or any other improvements now or hereafter hereon, or on or against Lessee's estate improvements now or hereafter thereon, or on or against Lessee's estate hereby created which may be a subject of taxation, or on or against Lessor by reason of its ownership of the fee underlying this Lease during the entire term hereof. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any taxes paid by Lessee under this subparagraph 9.1 and subparagraph 9.2 shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rental installment together with interest at the maximum rate allowed by law.

9.2 Assessments Affecting Improvements. Specifically and without in any way limiting the generality of the foregoing, Lessee shall pay all special assessments and levies or charges made by any municipal or political subdivision for local improvements, and shall pay the same in cash as they fall due and before they become delinquent and as required by the act and proceedings under which any such assessments or levies or charges are made by any municipal or political subdivision.

9.3 Personal Property Taxes. Lessee shall pay and discharge as they become due, promptly and before delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause such trade fixtures, furnishings, equipment and all other personal property to be asses sed and billed separately from the real property of Lessor.

5

10.  UTILITIES. Lessee shall fully and promptly pay for all water, gas, heat, light, power, telephone service, and other public utilities of every kind furnished to the premises throughout the term hereof, together with any taxes thereon, and all other costs and expenses of every kind whatsoever of or in connection with the use, operation, and maintenance of the Premis es and all activities conducted thereon, and Lessor shall have no responsibility of any kind for any thereof. Lessee agrees to assume responsibility for all utility extensions, installations, and connections serving Lessee's Premises during the term hereof. Lessor shall not be required to provide any utilities for the Premises, and shall not be liable to the Lessee for any disconnection of any utility, or any damage resulting therefrom.

11.  ASSIGNMENT AND SUBLETTING.

11.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law, assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, and a consent to an assignment, transfer, mortgage, encumbrance, or subletting shall not be deemed to be a consent to any subsequent assignment, mortgage, encumbrance or subletting. Any such assignment, transfer, mortgage, encumbrance or su bletting without such consent shall be void, and shall constitute a breach of this Lease and shall, at the option of Lessor, terminate this Lease.

11.2 No Release of Lessee. Regardless of Lessor's consent, no subletting, assignment or other transfer shall release Lessee of Lessee's obligations or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any person or entity other than Lessee shall not be deemed to be a waiver by Lessor of the provision hereof. In the event of default by any sublessee or assignee or successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee, successor, or sublessee.

12.  DEFAULT AND REMEDIES.

12.1 Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment of the Premises by Lessee;

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of seven (7) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit, pursuant to applicable unlawful detainer or like statutes, such Notice shall also constitute the notice required by this subparagraph 12.1(b);

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be performed by Lessee, other than described in subparagraph 12.1(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the default is of such a nature that it cannot be reasonably cured within thirty (30) days, then Lessee shall not be deemed to be in default if Lessee commences such cure during such period o f thirty (30) days and thereafter prosecutes such cure to completion with all possible diligence;

6

(d) The general assignment or general arrangement by Lessee for the benefit of creditors; or the voluntary or involuntary filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement; or the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or Lessee's interest in this Lease; or the subjecting of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease to attachment, execution, or other judicial seizure.

12.2 Remedies. In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including but not limited to the cost of recovering possession of the Premises; expenses of reletting, including, if necessary, renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commissions actually paid; and the amount by which the unpaid rent for the balance of the initial term or then existing three (3) year renewal term, as applicable, after the default or b reach by Lessee and other unpaid charges exceed the then reasonable rental value of the Premises for the remainder of such term;

(b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial provisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowed by law.

12.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later that thirty (30) days after written notice by Lessee; provided however that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Le ssor commences its performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

12.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of late payment by Lessee.

7

13.  CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 25% of the flo or area of any buildings or improvements on the Premises, or more than 50% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may terminate this Lease as of the date of such taking on giving the Lessor written notice of such termination within ten (10) days after Lessor has notified Lessee that the property has been so appropriated or taken. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the building(s) not taken, and the rental to be paid by Lessee during the remainder of the term of this Lease shall be reduced in the proportion that floor area of the building(s) taken bears to the total floor area of the building(s) situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or the pa yment made under the threat of the exercise of such power shall be the property of Lessor; provided however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property.

14.   ESTOPPEL CERTIFICATE. Lessee shall upon notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed.

15.  SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

16.  TIME IS OF THE ESSENCE. Time is of the essence of this Lease, and of each and every covenant, term, condition, and provision hereof.

17.  INCORPORATION OF PRIOR AGREEMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither Lessor nor any of Lessor's employees or agents has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term hereof except as otherwise specifically stated in this Lease.

18.  MODIFICATION. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

8

19.  NOTICES. All notices, demands, or other writings in this Lease provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States Mail, registered and postage prepaid, and addressed as follows:

To Lessor:	Patrick E. Quinn & Max L. Fuller c/o Southwest Motor Freight 2931 South Market Street Chattanooga, Tennessee 37410
To Lessee:	U.S. Xpress Enterprises, Inc. 2931 South Market Street Chattanooga, Tennessee 37410

The address to which any notice, demand or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.

20.  WAIVER. The waiver by Lessor of, or the failure of Lessor to take action with respect to any breach of, any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or subsequent breach of the same, or any other term, covenant, or condition therein contained. The acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preced ing breach by Lessee, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of rent.

21.  HOLDING OVER. Any holding over after the expiration of the term of this Lease, with the consent of Lessor, shall be construed to be a tenancy from month to month, at the same monthly rental as required to be paid by Lessee for the period immediately prior to the expiration of the term hereof, and shall otherwise be on the terms and conditions herein specified so f ar as applicable.

22.  CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

23.  PARTIES BOUND. The covenants and conditions herein contained shall, subject to the provision as to assignment, transfer, and subletting, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

24.  GOVERNING LAW. This Lease shall be interpreted and construed in accordance with the laws of the State of Tennessee exclusive of its conflicts or choice of law principles.

25.  SUBORDINATION. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Less ee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute the material default by Lessee hereunder.

9

     26.  ATTORNEYS' FEES. If Lessor shall bring any action at law or in equity to recover any rent under this Lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, Lessor shall be entitled to recover from Lessee reasonable attorneys' fees, the amount of which shall be fixed by the court and shall be made a part of any judgment or decree rendered.

27.  SIGNS. Lessee shall not place any sign upon the Premises which Lessor reasonably determines to be objectionable and shall promptly remove any such sign from the Premises upon written request by Lessor so to do.

28.  QUIET POSSESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions of Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

29.   SECURITY MEASURES. Lessee hereby acknowledges that the rental payment to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide the same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

30.  HAZARDOUS MATERIALS. Lessee shall not cause or permit "Hazardous Material" to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Lessee, its agents, employees, contractors, sublessees or invitees, other than in the ordinary course of Lessees business described in paragraph 4.1 hereof as it presently exists, without the prior written consent of Lessor. The term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. The indemnity provisions of this Lease shall apply to this Paragraph 30 and shall survive the termination of this Lease.

31.  ABANDONMENT OF PREMISES. Lessee shall not vacate or abandon the Premises at any time during the term hereof; if Lessee shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be encumbered to Lessor.

32.      CAPTIONS. The captions appearing in this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

10

           IN WITNESS WHEREOF, the parties have executed this Lease at Chattanooga, TN on the day and year above written.

LESSEE:
U.S. XPRESS ENTERPRISES, INC.
   By:   /s/ Patrick E. Quinn
   Title: President

LESSOR:

/s/ Patrick E. Quinn
Patrick E. Quinn

/s/ Max L. Fuller
Max L. Fuller

11